EXHIBIT 10.12

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Initial Principal Amount: US$700,000.00	Date: April 22, 2010

BEST PLASTICS, LLC

 AND MICHAEL BOHBOT

CONVERTIBLE PROMISSORY NOTE

Due October 22, 2010

FOR VALUE RECEIVED, the adequacy of which is hereby acknowledged, Best Plastics, LLC, a limited liability company organized under the laws of the state of New Jersey (the “ Company ”), and Michael Bohbot a/k/a Michel Buchbut (herein, “Bohbot”), individually, hereby jointly and severally promise unconditionally to pay to the order of Modern Medical Modalities Corporation, a company organized under the laws of the State of New Jersey (including any successor or permitted transferee hereunder, the “ Holder ”) in lawful money of the United States of America (“ Dollars ” or “ US$ ”) and in immediately available funds, the principal sum of Seven Hundred Thousand Dollars (US$700,000.00) (subject to increase as provided below, the “principal amount”) on the Maturity Date, as hereinafter defined, and to pay interest on such principal amount of this Unsecured Convertible Promissory Note (the “ Note ”). This Note supersedes and replaces that certain $500,000 promissory note dated ________ and that certain $600,000 promissory note dated ___________, each previously issued by Best Plastics, LLC to Holder, which promissory notes have been cancelled and are replaced by this Note.

1.  Principal . The Company, and Bohbot, individually, agree that the Holder may in its sole discretion, make additional loans to the Company prior to the Maturity Date of up to an additional $300,000 under the terms of this Note, and that any such amounts will automatically (and without any revision of this Note) be included within the “principal amount” owed under this Note. Unless earlier repaid or otherwise converted in full, the entire unpaid principal amount of this Note and all interest accrued thereon shall be paid on the Maturity Date. Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

2.  Allocation . Except as otherwise provided herein, all payments made hereunder (whether in prepayment or otherwise) shall be applied first against any sums incurred by the Holder for the payment of any expenses in enforcing the terms of this Note, then against any interest then due hereunder and finally against principal.

3.  Interest . Interest on the Note shall accrue at a rate of six percent (6%) per annum from the date of each separate amount loaned by Holder (or its designees) to Company (all such amounts and respective dates to be included on Appendix A hereto). Interest shall be computed on the basis of a 360-day year applied to actual days elapsed. The rate of interest payable under the Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. All payments of Interest shall be made in cash or, in the sole discretion of the Holder, in Membership Interests (as defined below) in connection with and at such time as each conversion of the Note occurs at the sole option of the Holder as provided below. Interest shall be payable in full on maturity.

4. Payments and Redeption. All payments to be made by the Company or Bohbot in respect of this Note shall be made in U.S. Dollars by wire transfer to an account designated by the Holder by written notice to the Company and/or Bohbot. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, setoff, or counterclaim. The Company’s obligations under this Note are secured pursuant to that certain Security Agreement between the Company, Bohbot and Holder of even date herewith (the “Security Agreement”). The Holder acknowledges that in the event of a claim, it would have a second lien position in certain assets of the Company, after the lien of Coral Capital Solutions, LLC and GP Sales Corp. THERE IS NO PREPAYMENT ALLOWED UNDER THIS NOTE WITHOUT THE PRIOR WRITTEN CONSENT OF THE HOLDER (WHICH MAY WITHHELD IN ITS SOLE DISCRETION.)

5.  Conversion of Note . On the terms and conditions set forth in this Section 5, this Note shall be convertible by the Holder into nonassessable membership interests of the Company (all outstanding interest being collectively, the “ Membership Interests ”), or into ownership of any successor entity in the event of the sale or transfer of the Company’s Membership Interests, substantially all of the assets of the Company, or the merger of the Company with or into another entity.

At any time or from time to time on or after the Issuance Date, the Holder shall be entitled to convert, at the Holder’s sole option, any portion of the outstanding and unpaid principal and interest accrued under this Note into fully paid Membership Interests, at the Conversion Rate (as defined below). Conversion shall be into the most senior (in terms of distributions, voting rights, etc.) type or class of ownership interest of the Company that is then authorized or outstanding.

a)  Conversion Rate. For each $100,000.00 of the Note that is converted, the Company shall immediately issue a minimum of two percent (2%), of its fully-diluted Membership Interests to Holder (the “Conversion Rate ”). If the remaining amount or balance of the Note that is being converted represents a fractional amount of $100,000.00, the Company shall immediately issue the pro rata percent of two percent (2%) equal to the fractional amount of $100,000.000 being converted divided by $100,000.00 times two percent (2%) of its fully-diluted Membership Interests to Holder. For example, if the fractional amount of the $100,000.00 of the Note that is being converted is $50,000.00, the percent of Membership Interests issued to the Holder would be equal to $50,000.00 divided by $100,000.00 times 2%, or 1%. The Conversion Rate amounts set forth above have been calculated on the basis that the Company’s value is $5,000,000. At the option of the Holder, prior to any such conversion, an independent, professional third party business appraisal firm selected by Holder shall perform a valuation of the Company. The Company and Bohbot shall cooperate in good faith with such third party business appraisal firm in connection with the valuation of the Company. If such appraiser issues a written appraisal showing that the Company valuation is less than US $5,000,000, the conversion rate percentages and related amounts shall be adjusted to reflect the lower Company value. For example, if such valuation is determined to be $4,000,000, then conversion of $100,000 of the Note would require the issuance of 2.5% of Membership Interests in the Company. Notwithstanding the foregoing, in addition to all other rights of Holder under this Note and under the Security Agreement, upon an Event of Default, the Holder shall have the right (at its sole discretion) to convert all then-outstanding principal and interest under this Note into 2/3rds (“two-thirds”) of the Company’s outstanding Membership Interests, on a fully diluted basis. The Company and Bohbot, individually, agree that a sufficient percentage of the Company’s Membership Interests, on a fully diluted basis, shall be placed with a third party escrow agent selected by Holder and on terms acceptable to Holder upon the execution of this Note in order to satisfy all possible conversion rights of Holder under this Note.

b) Mechanics of Conversion

i. Optional Conversion. To convert any Conversion Amount into Membership Interests on any date (a “ Conversion Date ”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “ Conversion Notice ”) to the Company and (B) surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction), however, until this Note is converted or repaid in full the Holder shall not be required to surrender this Note and the Company shall record all such conversions in its internal records. On or before the second (2 nd ) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder. If this Note is physically surrendered for conversion and the outstanding principal amount of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding principal amount not converted. The person or persons entitled to receive the Membership Interests issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Membership Interests on the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, the principal amount converted shall be deducted from the outstanding principal amount for purposes of calculating interest payments due on the Note pursuant to Section 3.

ii. Delivery of Certificates. On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice, the Company shall issue and deliver to the address as specified in the Conversion Notice, a membership certificate, registered in the name of the Holder or its designee, for the number of Membership Interests to which the Holder shall be entitled.

c. Notwithstanding the provisions as set forth in Section 5, in the event of a mutually agreed upon restructuring, divestiture, or change in control of the Company, the Holder shall have the option to convert this Note into ownership of another entity or other acceptable consideration, including but not limited to cash.

vi. Rights Upon Issuance of Purchase Rights. The Company, and Bohbot, individually, must obtain prior written approval from the Holder before they sign any agreements, grant, issue or sell any options, securities convertible into Membership Interests, or rights to purchase Membership Interests, securities or any of the Company’s properties or assets, except sales of plastic products to third parties in the ordinary course of the Company’s business. However, if at any time the Company grants, issues or sells any options, securities convertible into Membership Interests, or rights to purchase Membership Interests, securities or other property pro rata to the members of the Company (the “ Purchase Rights ”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Membership Interests acquirable upon complete conversion of this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Membership Interests are to be determined for the grant, issue or sale of such Purchase Rights.

7. Adjustment Upon Issuance Of Membership Interests. If the Company issues or sells, or in accordance with this Section 7 is deemed to have issued or sold, any additional Membership Interests at a price lower than the applicable Conversion Rate (a “Dilutive Issuance”), then the Conversion Rate shall be adjusted accordingly, but such adjustment shall only be made if such Conversion Rate is more favorable to the Holder.

8.  Noncircumvention. The Company and Bohbot each hereby covenants and agrees that the Company will not, by amendment of its Articles of Organization, corporate charter or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

9. Representations and Warranties and Covenants of the Company and Bohbot .

a. Representations and Warranties.  As a material inducement of the Holder to purchase this Note, the Company and Bohbot hereby represent and warrant to the Holder as follows:

i. Organization and Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey, has full power to carry on its respective business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification.

ii. Authority. The execution, delivery and performance of this Note by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors or Managers of the Company.

iii. No Conflict. The execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby do not (A) violate or conflict with the Company’s Articles of Organization or corporate charter, (B) conflict with or result (with the lapse of time or giving of notice or both) in a material breach or default under any material agreement or instrument to which the Company is a party or by which the Company is otherwise bound, (C) violate any order, judgment, law, statute, rule or regulation applicable to the Company, except where such violation, conflict or breach would not have a material adverse effect on the Company or (D) trigger any change of control clause in any employment agreement, membership interest equivalent or other agreement. This Note when executed by the Company and Bohbot will be a legal, valid and binding obligation of the Company and Bohbot enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).

iv. Litigation and Other Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company or Bohbot, threatened against the Company at law or in equity before or by any court or Federal, state, municipal or their governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could materially adversely affect the Company. The Company is not subject to any continuing order, writ, injunction or decree of any court or agency against it which would have a material adverse effect on the Company.

v. Financial Statements . The Company shall promptly provide to the Holder its financial statements for its last two fiscal years (collectively, the “Company Financial Statements ”). Since the most recent Company Financial Statement date, there has been no circumstance, change in or effect on the Company that, individually or in the aggregate with any other circumstance, changes in or effects on the Company, is, or would reasonably be expected to be materially adverse to the assets, business, operation, condition (financial or otherwise) or results of operations of the Company.

vi. Ownership and Liens. Only Michael Bohbot owns all ownership interests in the Company directly, and beneficially. The only lien or security interest on any the Company’s assets is held by Coral Capital Solutions and by GP Sales Corp.

vii. Covenants and Agreements of the Company and Bohbot. Until all principal and interest and any other amounts due and payable under this Note have been paid or converted in full, the Company and Bohbot (individually and in his capacity as officer and manager of the Company) shall:

i. provide prompt written notice to the Holder of: (i) the occurrence of any Event of Default, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, hereunder, and (ii) any issuance of additional debt (subject to the limitations contained herein) which may be senior to or pari passu with the indebtedness evidenced by this Note;

ii. do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business;

iii. maintain, with financially sound and reputable insurance companies, customary insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, fidelity, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations;

iv. Use the proceeds from the Note only for working capital for operations in its ordinary course of business (“ Use of Proceeds ”);

v. give the Holder at all times access to, and rights to review and copy, the Company’s financial, contractual or any and all other records;

vi. Provide to Holder joint decision-making authority for all financial and operational decisions made by the Company;

vii. Obtain Holder’s approval (by requirement of two signatures) for all financial (and expense reimbursement) transactions related to bank accounts; and

viii. Fully comply with the terms of the Business Services Agreement entered into by the Holder, the Company and Bohbot of even date herewith (the “Business Services Agreement”), and the Security Agreement.

In addition, in the event of any litigation or other proceedings against the Company, its officers, members, and/or Holder, then the Company and Bohbot, individually, jointly and severally shall assume full responsibility for such litigation, and shall indemnify and hold harmless Holder from any liabilities resulting there from.

10.  Transferability. This Note (and the shares of Membership Interests issuable upon conversion hereof) may be transferred by the Holder to any person or entity provided that such transfer complies with all applicable securities laws, including delivery to the Company of an appropriate legal opinion or other evidence thereof. Such transfer may be made without any restriction other than compliance with all applicable securities laws.

11.  Events of Default. The term “ Event of Default ” as used herein means any one of the following events (whatever the reasons of such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

a.	Payments. Any failure by the Company or Bohbot to pay in full the principal due under the Note on the Maturity Date;

b.
Breach of Representation and Warranty or Covenant under this Note. Any breach of any of the Company’s or Bohbot’s representations and warranties hereunder, or any failure by either of them to observe any covenant or agreement on his/its part contained in this Note for, to the extent curable, a period of more than ten (10) Business Days after notice thereof in writing from the Holder (other than a failure to make payments hereunder, which shall not be subject to any grace period);

c.
Breach of Representation and Warranty or Covenant under any other transaction document. The material breach of any provision of, or the failure of performance of any of the terms, conditions or covenants under any other document executed and/or delivered in connection with this Note or otherwise furnished to the Company or Bohbot in connection with the debt evidenced by this Note, including the Security Agreement and the Business Services Agreement;

d.	Default under Any Other Outstanding Debt. Any occurrence of a default under any other outstanding debt obligation of the Company;

e.
Failure to Timely Issue and Deliver Membership Certificates. Any failure by the Company to issue and deliver within three (3) Business Days following the date of receipt of a Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Membership Interests to which the Holder is entitled pursuant to the terms of this Note;

f.	Insolvency. 1. The failure by the Company or Bohbot generally to pay their debts as they become due (other than unsecured trade accounts payable paid in the ordinary course of business);

ii. The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or Bohbot bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or Bohbot under applicable bankruptcy law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or affecting a substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

iii. The institution by the Company or Bohbot of proceedings to be adjudged as bankrupt or insolvent, or the consent by the Company or Bohbot to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company or Bohbot of a petition or answer or consent seeking reorganization or relief under applicable bankruptcy law, or the consent by the Company or Bohbot to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or affecting a substantial part of the property of the Company or Bohbot, or the making by the Company or Bohbot of an assignment for the benefit of creditors, or the admission by the Company or Bohbot of inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of such action.

(g)
Use of Proceeds. If any funds provided to the Company pursuant to the Note are not used substantially as set forth in Section 9(iv). In addition, in the event of any cash withdrawals or personal usage by or at the direction of Bohbot of the Company’s funds from any of the Company’s bank accounts for the direct or indirect benefit of Bohbot, individually, or any party other than the representatives of the Holder, without the prior written consent of the Holder, shall constitute an Event of Default, and all principal and accrued interest shall become immediately due and payable.

12.  Acceleration of Note. If an Event of Default occurs, then and in every such case the Holder may declare the Aggregate Note Amount to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such Aggregate Note Amount shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default referenced in paragraphs (f) (“Insolvency”) of Section 11 occurs, the Aggregate Note Amount shall automatically become due and payable immediately without any declaration or other action on the part of the Holder, all of which are hereby expressly waived by the Company. At any time after the Aggregate Note Amount shall become immediately due and payable as a result of an acceleration thereof, and before a decree or judgment for payment of the money due has been obtained, the Holder may, by written notice to the Company, rescind and annul such acceleration and its consequences. Further, the Company and Bohbot, jointly and severally, agree to pay all fees, costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Holder in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

In addition, in the Event of Default, Bohbot and the Company shall each provide immediate written notice to Coral Capital Solutions, LLC (and any successor factoring company or other financing organization then doing business with the Company) to cease the transfer of such related funds to the Company, and shall instead pay all such related funds and distributions directly to MMMC instead of the Company, until this Note is paid in full.

13.  Definitions. The following terms shall have the meanings set forth below:

“Aggregate Note Amount” means, at any time, the aggregate unpaid principal amount outstanding under this Note at such time, together with all accrued but unpaid interest then outstanding.

“Business Day” means a day other than Saturday, Sunday, or any day on which the banks located in the State of Georgia are authorized or obligated to close.

“Issuance Date” means April 23, 2010.

“Maturity Date” means October 22, 2010, if this Note has not been earlier repaid or satisfied in full.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

14.  Delay or Omission Not A Waiver. No delay or omission of the Holder in exercising any right, power or privilege hereunder shall impair such right, power or privilege or be a waiver of any default or an acquiescence therein; and no single or partial exercise of any such right or power shall preclude other or further exercise thereof, or the exercise of any other right; and no waiver shall be valid unless in writing signed by Holder, and then only to the extent specifically set forth in such writing. All rights and remedies hereunder or by law afforded shall be cumulative and shall be available to Holder until the principal amount of and all interest on this Note have been paid in full.

15.  Binding Effect. All terms and conditions of this Note and all covenants of the Company in this Note shall be binding upon the Company, and Bohbot, individually, and its successors and permitted assigns. This Note shall inure to the benefit of the Holder and its successors and assigns, and any subsequent holder of this Note.

16.  Delegation. The Company, and Bohbot, individually, may not delegate any of its obligations hereunder without the prior written consent of the Holder.

17.  Waiver of Demand . The Company, and Bohbot, individually, waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and notice of non-payment of this Note.

18.   Notices. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) on the Business Day on which notice is delivered by facsimile (with receipt of appropriate confirmation), (iv) one Business Day after being deposited with an overnight courier service, or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the recipient at the address set forth below unless another address is provided to the other party in writing:

if to Company, to :
Best Plastics, LLC
237 Greenwood Ct.
McDonough, GA 30252

Attn: Michael Bohbot
Fax:

if to Holder, to :
Modern Medical Modalities Corporation
439 Chestnut Ave.
Union New Jersey 07083

Attn: Baruh (Barry) Hayut
Fax: 908-687-8842

 19.  Amendments, Waivers or Termination. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

 20.  Defenses. The obligations of the Company, and Bohbot, individually, under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

 21.  Attorneys’ and Collection Fees. Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, the Company and Bohbot, jointly and severally, agree to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by the Holder or its agent in collecting or enforcing this Note.

 22.  Governing Law. The validity of this Note, the construction of its terms, and the rights of the Company, and Bohbot, individually, and Holder shall be determined in accordance with the laws of the State of Georgia, excluding any principles of conflicts of laws that would refer the choice of law to another jurisdiction.

 23.  Consent to Jurisdiction and Venue. Each party hereto hereby irrevocably and unconditionally submits to the jurisdiction and venue of state court sitting in the State of Georgia and irrevocably agrees that all actions or proceedings arising out of or relating to this Note shall be litigated exclusively in such court. Each party hereto agrees not to commence any legal proceeding related hereto or thereto except in such court. Each party hereto irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto consents to process being served in any such action or proceeding by mailing a copy thereof by registered or certified mail.

 24.  Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer, and individually by Bohbot, and this Note to be dated April 22, 2010.

COMPANY:

BEST PLASTICS, LLC

By:	/s/ Michael Bohbot	/s/ Michael Bohbot
Name:	Michael Bohbot	MICHAEL BOHBOT, INDIVIDUALLY
Title:	CEO

APPENDIX A TO CONVERTIBLE PROMISSORY NOTE

AMOUNT OF LOAN AMOUNT	DATE OF SUCH LOAN AMOUNT	INITIALS OF COMPANY, BOHBOT AND HOLDER
$700,000.00	April 22, 2010

EXHIBIT I

BEST PLASTICS, LLC

CONVERSION NOTICE

Reference is made to the Convertible Note (the “ No te ”) issued to the order of Modern Medical Modalities Corporation (“ Holder ”) by Best Plastics, LLC (the “ Company ”) and Michael Bohbot a/k/a Michel Buchbut. In accordance with and pursuant to the Note, Holder hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Membership Interests of the Company (the “ Membership Interests ”), as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Rate:

Number of Membership Interests to be issued:

Please issue the Membership Interests into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)